EXHIBIT 10.3

Form of Restricted Stock Award Agreement

CBM BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD

OFFICERS AND EMPLOYEES

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of CBM Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant. May 21, 2020.

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:

4.

Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award, or portion thereof, first becomes earned and vested in accordance with the vesting schedule specified herein, provided that the Participant shall continue in the Service of the Company as of such Vesting Date, as follows:

Vesting Date	Vesting	Number of Shares Vesting
June 30, 2023	60%
June 30, 2024	20%
June 30, 2025	20%

Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of the death or Disability of the Participant or upon a Change in Control of the Company).

5.	Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant. Notwithstanding the foregoing, the Company may in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend in accordance with Section 2.3(a) of the Plan restricting the transferability of the Restricted Stock at all times prior to the applicable vesting date. The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.

6.1	Once certificated, the Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require stockholder vote.

6.2

Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award prior to the vesting date will be distributed to the Participant within 30 days following the respective dividend payment date.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Change in Control.

8.1	In the event of a Change in Control, all Restricted Stock Awards held by the Participant will become fully earned and vested.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.	Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Effect of Termination of Service on Restricted Stock Award.

10.1	This Restricted Stock Award will vest as follows:

(i)

Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(ii)

Disability. In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not immediately vested, at the date of Termination of Service.

(iii)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will immediately expire and be forfeited.

(iv)

Other Termination. If a Participant terminates Service for any reason other than due to death or Disability, following a Change in Control or for Cause, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

11.	Miscellaneous.

11.1

Except as otherwise provided herein, no Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Maryland.

11.5

This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof as determined by the Committee in its sole discretion.

11.6

Subject to written consent by the Committee, the Participant shall have the right to direct the Company to collect federal, state and local income taxes and the employee portion of FICA taxes (Social Security and Medicare) with respect to any Restricted Stock Award in accordance with Section 7.8 of the Plan. Notwithstanding the foregoing, the Company shall have the right to require the Participant to pay the Company the amount of any tax that the Company is required to withhold with respect to such vesting of the Restricted Stock Award or the Company may retain or sell without notice, a sufficient number of shares of Stock necessary to cover the minimum amount required to be withheld under applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

CBM BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

As of the date of grant of this Restricted Stock Award set forth above, the undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan.

PARTICIPANT

By:	.

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